Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO §18 U.S.C. SECTION 1350

The undersigned, Mike Burns, the Senior Vice President, Chief Financial Officer and Chief Administrative Officer of Imperva, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Annual Report on Form 10-K for the period ended December 31, 2017 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and.

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 23, 2018	By:	/s/ Mike Burns
Mike Burns
Chief Financial Officer
(Principal Financial Officer)